Exhibit 77Q(2) for Form N-SAR Semi-Annual Period Ended 6-30-2007
- First Trust Value Line(r) 100 Fund

A late Form 3 was filed on behalf of Kristi A. Maher for the First Trust Value Line(r) 100 Fund on January 3, 2007 due to an administrative error. Kristi A. Maher became Assistant
Secretary of the fund on June 7, 2004.